Exhibit 10.7

JARDEN CORPORATION

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT, dated as of the 15th day of December, 2009 (the “Agreement”), by and between Jarden Corporation, a Delaware corporation (the “Corporation”), and James E. Lillie (the “Restricted Stockholder”). Capitalized terms not defined herein shall have the meanings assigned to them in the Corporation’s 2009 Stock Incentive Plan.

W I T N E S S E T H :

WHEREAS, the Restricted Stockholder is an employee of the Corporation;

WHEREAS, the Corporation has heretofore adopted the Jarden Corporation 2009 Stock Incentive Plan (the “Stock Incentive Plan”) for the benefit of certain employees, officers, directors, consultants, independent contractors and advisors of the Corporation or any parent, Affiliate or Subsidiary of the Corporation, which Stock Incentive Plan has been approved by the Corporation’s stockholders; and

WHEREAS, after consideration and consultation with the Corporation’s outside advisors and consultants the Committee has sought to devise a compensation framework to (i) secure the future services of the Restricted Stockholder and encourage the Restricted Stockholder’s long-term performance for the Corporation and its stockholders, (ii) align the Restricted Stockholder’s long-term interests with those of the Corporation’s stockholders, (iii) motivate the Restricted Stockholder to focus on creating stockholder value and maximizing the growth in the Corporation’s stock price over time, (iv) create a pay-for-performance, ownership culture that encourages long-term performance by the Corporation’s executive officers, and (v) maintain overall compensation within the guidelines established by the Committee in consultation with its outside consultants and past practices; and

WHEREAS, in recognition of the unique nature of the Corporation’s business strategy, entrepreneurial spirit and compensation objectives, the Committee has determined that it can best achieve the objectives set out by the Committee by promoting share ownership by the Restricted Stockholder through a grant of shares of common stock (the “Common Stock”), par value $.01 per share, of the Corporation to the Restricted Stockholder and requiring the Restricted Stockholder to hold such Common Stock long-term; and

WHEREAS, the parties hereto desire to enter into this Agreement on the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Corporation and the Restricted Stockholder hereby agree as follows:

1. Granting of Shares. Pursuant to the provisions of the Stock Incentive Plan, the Corporation hereby agrees to grant to the Restricted Stockholder, effective as of the date hereof (the “Date of Grant”), 100,000 restricted shares of Common Stock (the “Shares”), subject to all of the terms and conditions of this Agreement.

2. Vesting. Subject to the terms and conditions of this Agreement, the Shares shall be immediately vested, and shall not be subject to restrictions, as of the date hereof, except as set forth in Section 3 below. It is the intent and expectation of the Committee that the holding period set forth below will reflect the goals set forth above and further the compensation objectives outlined by the Committee.

3. Restrictions on Transfer.

(a) In exchange for the Shares granted hereunder, the Restricted Stockholder agrees that, notwithstanding anything to the contrary in this Agreement, until December 31, 2012, the Restricted Stockholder will not, without the prior written consent of the Corporation, offer, sell, transfer, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Restricted Stockholder or any person in privity with the Restricted Stockholder), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to any of the Shares, or publicly announce an intention to effect any such transaction, except as permitted by paragraphs (b), (c) and/or (d) below.

(b) The restrictions on transfer of the Shares in paragraph (a) above shall not apply to the transfer of any shares either during the Restricted Stockholder’s lifetime or by gift, will or intestate succession, to an immediate family of the Restricted Stockholder or to transfers to a trust the beneficiaries of which are exclusively the Restricted Stockholder and/or a member or members of the Restricted Stockholder’s immediate family; provided, however, that in any transfer pursuant to this clause it shall be a condition to such transfer that (i) the transferee executes and delivers to the Corporation an agreement in form satisfactory to the Corporation in its sole discretion stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with this Agreement, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration period referred to in paragraph (a) above) and (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree not to make voluntarily, any public announcement of the transfer or disposition.

(c) The Restricted Stockholder further agrees that any subsequent resale or distribution of the Shares by the Restricted Stockholder shall be made only in accordance with the Securities Act, the Exchange Act, and any other applicable law.

(d) The restrictions on transfer of the Shares in paragraph (a) of this Section 3 shall lapse upon the first to occur of (i) a termination of the Restricted Stockholder’s employment with the Corporation due to a termination without Cause (as such term is set forth in the Second Amended and Restated Employment Agreement, dated as of May 24, 2007, by and between the Restricted Stockholder and the Corporation (as amended, the “Employment Agreement”)), (ii) a termination due to Restricted Stockholder’s employment on account of the Restricted Stockholder’s death or “permanent disability” (as defined in the Employment Agreement), or (iii) a Change of Control of the Corporation (as defined in the Employment Agreement).

4. No Right to Continued Employment. Nothing in this Agreement shall confer upon the Restricted Stockholder any right with respect to continuance of employment by the Corporation, nor shall it interfere in any way with the right of Corporation to terminate the Restricted Stockholder’s employment at any time. This Agreement does not constitute an employment contract.

5. Restricted Stockholder Bound by Stock Incentive Plan. The Restricted Stockholder hereby acknowledges receipt of a copy of the Stock Incentive Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the provisions of this Agreement and the provisions of the Stock Incentive Plan, the provisions of this Agreement shall control. The Restricted Stockholder agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Stock Incentive Plan.

6. Withholding Taxes. The Shares will be subject to any federal, state, or local taxes of any kind required by law. By accepting the Shares, the Restricted Stockholder agrees to promptly satisfy federal, state and local withholding requirements, when and if applicable, for such Shares by making a cash payment to the Corporation equal to the required withholding amount or by electing to have the Corporation withhold from the Shares that number of shares having a Fair Market Value (as defined in the Stock Incentive Plan) equal to the minimum amount required to be withheld (or such greater withholding amount as the Compensation Committee of the Board of Directors may approve), determined on the date that the amount of tax to be withheld is to be determined.

7. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Corporation at its principal corporate offices at 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580. Any notice required to be given or delivered to the Restricted Stockholder shall be in writing and addressed to the Restricted Stockholder at the address set forth on the signature page hereto or to such other address as such party may designate in writing from time to time to the Corporation. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such state, other than conflict of laws principles thereof directing the application of any law other than that of Delaware.

9. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer and the Restricted Stockholder has executed this Agreement as of the date first set forth above.

JARDEN CORPORATION

By:	/s/ Ian G.H. Ashken
	Name:	Ian G.H. Ashken
	Title:	Vice Chairman and Chief Financial Officer

RESTRICTED STOCKHOLDER

/s/ James E. Lillie
	Name:	James E. Lillie

Address: